   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial
Highlights" for the Cash Management Class Prospectus of Morgan Stanley
Institutional Liquidity Funds and "Independent Registered Public Accounting
Firm" and "Financial Statements" in the Morgan Stanley Institutional Liquidity
Funds Statement of Additional Information in Post-Effective Amendment No. 4 to
the Registration Statement (Form N-1A, No. 333-104972) of Morgan Stanley
Institutional Liquidity Funds.

We also consent to the incorporation by reference of our report dated December
10, 2004 on the Money Market Portfolio, Prime Portfolio, Government Portfolio,
Treasury Portfolio, and Tax Exempt Portfolio (five of the portfolios comprising
Morgan Stanley Institutional Liquidity Funds) included in the Annual Report to
Shareholders for the fiscal year ended October 31, 2004.

                                                      ERNST & YOUNG LLP

Boston, Massachusetts
July 20, 2005